Exhibit 99.1

FOR IMMEDIATE RELEASE

EBIX 2004 NET INCOME ROSE 34% TO $2.2 MILLION

ON 38% REVENUE INCREASE TO $20.0 MILLION

EPS ROSE TO $0.72 VERSUS $0.71 ON 32% INCREASE IN DILUTED SHARES

ATLANTA, GA – March 31, 2005 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported financial results for the fourth quarter (Q4 ‘04) and year ended December 31, 2004.

For the full year 2004, Ebix’s revenue rose 38.4% to $20.0 million, compared to $14.4 million during 2003.  Income before income taxes increased 35% to $2.4 million in 2004, versus $1.8 million last year.  Ebix’s net income for 2004 rose to $2.2 million, compared to net income of $1.7 million in 2003.

Diluted earnings per share were $0.72 in 2004, versus $0.71 in 2003, reflecting a 32% increase in weighted average diluted shares outstanding to 3,104,000 in 2004, compared to 2,349,000 in 2003.  The increase in weighted average diluted shares principally reflects shares issued in conjunction with two acquisitions completed in 2004, as well as an increase in the number of employee options with a strike price below the 2004 average stock price.

Revenue for Q4 ‘04 increased 70% to $5.7 million, compared to $3.4 million in the fourth quarter of 2003 (Q4 ‘03).    Q4 ‘04 net income was $103,000, or $0.03 per diluted share, versus Q4 ‘03 net income of $489,000, or $0.20 per diluted share.  Weighted average diluted shares outstanding were 3,223,000 and 2,457,000 in the 2004 and 2003 fourth quarter periods, respectively. [

“Company-wide, we continue to work toward building our business and industry position by balancing long-term growth investments in areas such as infrastructure, and research and development for new products and services with the need to achieve nearer-term financial performance, said Robin Raina, President and Chief Executive Officer of Ebix.  “To that end, I am extremely pleased with our results - as the year 2004 saw us growing revenue and net income while also nearly doubling our investment in product development.  Additionally, during 2004 we built a world-class state of the art carrier system product – BRICS and secured CMM Level 4 certification for our development operationsahead of our timetable.”

Mr. Raina added: “Despite our strong financial and operational performance in 2004, our net income improvement was mitigated on a per share basis as 2004 results reflected a significantly higher weighted average of diluted shares. Additionally, our 2004 results did not reflect a full year’s benefit of the LifeLink and Heart acquisitions, which closed in late February and early July 2004, respectively.

“As a prudent management team, we intend to make substantial efforts to grow revenue, net income and EPS in 2005 while continuing to fund our growth initiatives.”

For further information about our 2004 operating results, see the annual report on Form 10-K filed by Ebix on March 30, 2005.

About Ebix

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the U.S., New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled it be awarded Level 4 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s Web site at www.ebix.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs, Ebix’s dependence on a few customers(including one that is Ebix’s largest stockholder), Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war [CONFORM THE LIST OF FACTORS TO THE LIST IN THE 10-K SAFE HARBOR STATEMENT]. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including Ebix’s annual report on Form 10-K for the year ended December 31, 2004. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.

(financial tables follow)

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$5,843	$7,915
Restricted cash	3,000	—
Accounts receivable, less allowances of $13 and $356	3,256	1,787
Other current assets	587	364
Total current assets	12,686	10,066
Property and equipment, net	1,450	1,353
Capitalized software, net	—	109
Goodwill	12,669	123
Intangibles, net	4,234	—
Other assets	296	320
Total assets	$31,335	$11,971
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$3,500	—
Accounts payable and accrued expenses	1,781	$1,778
Accrued payroll and related benefits	1,522	1,287
Current portion of long term debt	977	—
Current portion of capital lease obligation	—	73
Deferred revenue	2,989	2,141
Total current liabilities	10,769	5,279
Long term debt, less current portion	2,796	—
Redeemable common stock (357,728 and 0 shares issued and outstanding at December 31, 2004 and December 31, 2003, respectively) stated at redemption price	4,262	—
Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 2,000,000 shares authorized, no shares issued and outstanding at December 31, 2004 and December 31, 2003	—	—
Common stock, $.10 par value, 40,000,000 shares authorized, 2,911,154 and 2,316,767 issued and outstanding at December 31, 2004 and December 31, 2003, respectively	291	232
Additional paid-in capital	92,717	88,706
Deferred compensation	(376)	(436)
Accumulated deficit	(80,011)	(82,251)
Accumulated other comprehensive income	887	441
Total stockholders’ equity	13,508	6,692
Total liabilities and stockholders’ equity	$31,335	$11,971

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
Revenue:
Software	$869	$1,498	$1,837
Services and other (Including revenues from related parties of $3,551, $3,245 and $2,102, respectively. See note 2)	19,114	12,935	10,814
Total revenue	19,983	14,433	12,651
Operating expenses:
Services and other costs	5,450	4,210	3,898
Product development	3,016	1,552	1,779
Sales and marketing	1,602	1,616	1,605
General and administrative	6,324	4,922	4,190
Amortization and depreciation	1,185	442	385
Total operating expenses	17,577	12,742	11,857
Operating income	2,406	1,691	794
Interest income	151	78	89
Interest expense	(222)	(17)	(39)
Foreign exchange gain (loss)	48	13	(255)
Income before income taxes	2,383	1,765	589
Income tax provision	(143)	(96)	(87)
Net income	$2,240	$1,669	$502
Basic earnings per common share	$0.80	$0.73	$0.22
Diluted earnings per common share	$0.72	$0.71	$0.22
Basic weighted average shares outstanding	2,784	2,294	2,291
Diluted weighted average shares outstanding	3,104	2,349	2,293

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
Cash flows from operating activities:
Net income	$2,240	$1,669	$502
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,185	442	385
Provision for doubtful accounts	108	14	509
Stock-based compensation	71	50	1
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(841)	1,062	(925)
Other assets	(99)	(46)	(145)
Accounts payable and accrued expenses	(49)	(55)	(1,049)
Accrued payroll and related benefits	25	945	(32)
Deferred revenue	170	(738)	12
Net cash provided by (used in) operating activities	2,810	3,343	(742)
Cash flows from investing activities:
Investment in LifeLink, net of cash acquired	(4,763)	—	—
Investment in Heart, net of cash acquired	(3,393)	—	—
Capital expenditures	(366)	(555)	(538)
Net cash used in investing activities	(8,522)	(555)	(538)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net of issuance costs	2,977	—	—
Proceeds from line of credit	3,500	—	—
Restricted cash	(3,000)	—	—
Repayments of debt	—	—	(87)
Payments for capital lease obligations	(73)	(114)	(134)
Proceeds from exercise of common stock options	82	148	—
Net cash provided by (used in) financing activities	3,486	34	(221)
Effect of foreign exchange rates on cash and cash equivalents	154	100	327
Net change in cash and cash equivalents	(2,072)	2,922	(1,174)
Cash and cash equivalents at the beginning of the year	7,915	4,993	6,167
Cash and cash equivalents at the end of the year	$5,843	$7,915	$4,993
Supplemental disclosures of cash flow information:
Interest paid	$86	$17	$35
Income taxes paid	386	341	—
Supplemental schedule of noncash investing activities:

During the first quarter of 2004, the Company purchased all of the capital stock of LifeLink Corporation for consideration which included 200,000 shares of common stock valued at $3,000,000, cash of $5,000,000, and a note payable of $2,226,000. The Company also capitalized approximately $128,000 of transaction costs in conjunction with the acquisition.

During the third quarter of 2004, Ebix Australia Pty Ltd. acquired the operating assets of Heart Consulting Services PTY Ltd. in exchange for an aggregate purchase price (in Australian dollars) of A$10,175,000 ($7,116,000 USD) (based on the exchange rate as published by the Reserve Bank of Australia on July 1, 2004 of A$0.6994 per United States Dollar (“USD”)) payable as follows: A$5,175,000 ($3,619,000 USD) in cash at closing, A$2,000,000 ($1,399,000 USD) payable under stand-by letters of credit issued by the Company’s lender on the Company’s line of credit in three equal annual installments on each of the first, second and third anniversaries of the closing (the “Deferred Payments”), and A$3,000,000 ($2,098,000 USD) payable in 157,728 shares of common stock of Ebix issued at the closing. The Company also capitalized approximately $241,000 of transaction costs in conjunction with the acquisition.

CONTACT:

Robin Raina, President/CEO	David C. Collins or David Jacoby
Ebix, Inc.	Jaffoni & Collins Incorporated
678/281-2020	212/835-8500 or EBIX@jcir.com

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